UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 459-1831

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COCP	The Nasdaq Stock Market LLC
(The Nasdaq Capital Market)

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2021, Cocrystal Pharma, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), pursuant to which the Company agreed to issue and sell 26,000,000 shares of the Company’s common stock, par value $0.001 per share, at a public offering price of $1.54 per share, less underwriting discounts and commissions (the “Offering”). The Company expects to receive approximately $36.4 million in net proceeds from the Offering, after deducting underwriting discounts and estimated offering expenses.

The closing of the Offering is expected to occur on or about May 7, 2021.

The shares are being offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-237738), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 13, 2020, and the base prospectus included therein, as amended and supplemented by the prospectus supplement filed with the SEC on May 5, 2021.

The Underwriter is acting as the sole book-running manager for the Offering. The Company will pay the Underwriter an underwriting discount equal to 7.5% of the gross proceeds of the Offering and a management fee equal to 1% of the gross proceeds of the Offering and reimburse the Underwriter for a non-accountable expense allowance of $50,000, up to $90,000 in legal fees and $15,950 for the clearing expenses.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, and termination and other provisions customary for transactions of this nature. Pursuant to the Underwriting Agreement, subject to limited exceptions, the Company agreed not to sell any shares of its common stock or any securities convertible into, or exercisable for, common stock for a period ending 90 days after the closing of the Offering, without first obtaining the written consent of the Underwriter.

The foregoing description of the terms and conditions of the Underwriting Agreement and the Offering does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. relating to the validity of the issuance and sale of shares of the Company’s common stock pursuant to the Underwriting Agreement is also filed herewith as Exhibit 5.1. The Underwriting Agreement and the opinion filed herewith are incorporated by reference into the above referenced Registration Statement on Form S-3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description.

1.1	Underwriting Agreement, dated as of May 4, 2021 by and between Cocrystal Pharma, Inc. and H.C. Wainwright & Co., LLC *

5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.

23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in the opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. as Exhibit 5.1)

* Exhibits and/or Schedules have been omitted. The Company hereby agrees to furnish to the Commission upon request any omitted information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cocrystal Pharma, Inc.

Date:	May 5, 2021	By:	/s/ James Martin
		Name:	James Martin
		Title:	Chief Financial Officer